EXHIBIT 99.1

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Press Release - Friday June 17, 3:10 pm ET

ADAL GROUP, INC. APPOINTS DIRECTOR, CHIEF FINANCIAL OFFICER AND OTHER KEY FINANCE EXECUTIVES

SURREY, United Kingdom, June 17, 2005 -- Adal Group, Inc. (OTC BB:ADGR) today announced that its Board of Directors has appointed Stephen B. Goodacre as Chief Financial Officer and Director of Adal Group, Inc. ("the Company") and Paul Geary as Director of Finance of the Company's Witham based subsidiaries (Adal Seco, Adal Engineering, Adal Extra and Adal Climatix). Mr. Geary will also serve as Director of these companies. Both appointments are effective as of June 1, 2005. Additionally, Ian Kennedy has been appointed Corporate Controller of the Company, effective June 6, 2005.

Mr. Goodacre has been the interim Chief Financial Officer of the Company since April 2004 and has been responsible for overseeing the financial operations of the Company since its public listing in November 2004. Prior to joining the Company, Mr. Goodacre worked as an independent financial consultant from 2002 through 2004, and held various executive positions with Lehman Brothers from 1990 through 2002 and Philip Morris, Inc. from 1983 through 1990. Mr. Goodacre is a Fellow of the Chartered Institute of Management Accountants.

Mr. Geary has more than 15 years of experience in the aluminum industry and has been with Adal Seco since 1996 as Financial Controller and Corporate Secretary. Prior to joining Adal Seco, Mr. Geary worked for Boal Aluminum from 1990 through 1996 and was primarily responsible for Financial Reporting.

Mr. Ian Kennedy joined the Company effective June 6, 2005 as Corporate Controller. Mr. Kennedy will be responsible for the Company's corporate accounting function and compliance. Mr. Kennedy is a graduate of the University of Leicester with a degree in Mathematics. Prior to joining the Company, Mr. Kennedy held various corporate accounting positions with General Electric from 2002 through 2005 and JP Morgan Chase UK from 1995 through 2002.

"The addition of these key individuals strengthens our corporate finance team and lays a solid foundation for the integration of future company acquisitions. I am delighted that Adal Group is entering the next important stage of its development with our highly experienced management team," said Nicholas Shrager, Chief Executive Officer and Chairman.


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ABOUT ADAL GROUP, INC.

Headquartered in the United Kingdom, Adal Group, Inc. is an aluminum technologies roll up, combining several well-established manufacturing businesses that provide complete one-stop, just-in-time aluminum extrusion services to U.K. and continental European customers. Adal is also developing several proprietary products with aluminum-based technologies for use in the energy, transport and construction sectors. Adal has a multi-faceted strategic plan to grow rapidly through acquisition (in the United States and Europe), new product introductions, expanded production capacity and increased productivity.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.


Contact:
         Adal Group, Inc.
         Rupert Howe
         +1 (917) 779-8749
         rupert.howe@adalgroup.com


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